Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of General Finance Corporation of our report dated September 23, 2011 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of General Finance Corporation for the year ended June 30, 2011, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California
March 1, 2012